Exhibit 3.2

BY-LAW NO. 1

Business Corporations Act (Ontario)

A by-law relating generally to the regulation of the business and affairs of

ATS AUTOMATION TOOLING SYSTEMS INC.

(“Corporation”)

TABLE OF CONTENTS

Section I DEFINITIONS AND INTERPRETATION		1

1.1	Definitions	1
1.2	Certain Rules of Interpretation	1

Section II DIRECTORS		1

2.1	Quorum	1
2.2	Qualification	2
2.3	Election and Term	2
2.4	Removal of Directors	2
2.5	Vacation of Office	2
2.6	Vacancies	2
2.7	Remuneration and Expenses	3

Section III MEETINGS OF DIRECTORS		3

3.1	Meetings by Telephone, Electronic or Other Communication Facility	3
3.2	Place of Meetings	3
3.3	Calling of Meetings	3
3.4	Notice of Meeting	3
3.5	Waiver of Notice	4
3.6	First Meeting of New Board	4
3.7	Adjourned Meeting	4
3.8	Regular Meetings	4
3.9	Chairman of Meetings of the Board	4
3.10	Votes to Govern	4
3.11	One Director Meeting	4
3.12	Resolution in Writing	4

Section IV COMMITTEES		5

4.1	Committee of Directors	5
4.2	Audit Committee	5
4.3	Transaction of Business	5
4.4	Procedure	5

Section V OFFICERS		5

5.1	Appointment	5
5.2	Chairman of the Board	6
5.3	Managing Director	6
5.4	President	6
5.5	Vice-President	6
5.6	Chief Financial Officer	6
5.7	Secretary	7
5.8	Treasurer	7
5.9	Powers and Duties of Other Officers	7
5.10	Variation of Powers and Duties	7
5.11	Term of Office	7

5.12	Agents and Attorneys	7
5.13	Fidelity Bonds	8

Section VI PROTECTION OF DIRECTORS AND OFFICERS		8

6.1	Limitation of Liability	8
6.2	Indemnity	8
6.3	Insurance	9

Section VII MEETINGS OF SHAREHOLDERS		9

7.1	Annual Meetings	9
7.2	Special Meetings	10
7.3	Place of Meetings	10
7.4	Meetings by Telephone, Electronic or Other Communication Facility	10
7.5	Notice of Meetings	10
7.6	List of Shareholders Entitled to Notice	10
7.7	Record Date for Notice	11
7.8	Meetings Without Notice	11
7.9	Chairman, Secretary and Scrutineers	11
7.10	Persons Entitled to be Present	11
7.11	Quorum	11
7.12	Entitlement to Vote	12
7.13	Proxies	12
7.14	Time for Deposit of Proxies	12
7.15	Joint Shareholders	12
7.16	Votes to Govern	12
7.17	Show of Hands	13
7.18	Ballots	13
7.19	Voting while participating electronically	13
7.20	Resolution in Writing	13

Section VIII SECURITIES		14

8.1	Registration of Transfer	14
8.2	Transfer Agents and Registrars	14
8.3	Lien on Shares	14
8.4	Enforcement of Lien	14
8.5	Security Certificates	15
8.6	Replacement of Security Certificates	15
8.7	Joint Shareholders	15
8.8	Representatives of Security Holders	15

Section IX DIVIDENDS AND RIGHTS		16

9.1	Dividends	16
9.2	Dividend Cheques	16
9.3	Non-receipt of Cheques	16
9.4	Record Date for Dividends and Rights	16
9.5	Unclaimed Dividends	17

Section X GENERAL		17

10.1	Execution of Instruments	17

- ii -

10.2	Electronic Signatures	17
10.3	Voting Rights in other Corporations	17

Section XI NOTICES		18

11.1	Method of Sending Notice	18
11.2	Notice by Electronic Communications	18
11.3	Notice to Joint Shareholders	18
11.4	Computation of Time	19
11.5	Undelivered Notices	19
11.6	Omissions and Errors	19
11.7	Persons Entitled by Operation of Law	19
11.8	Waiver of Notice	19
11.9	Execution of Notices	19
11.10	Proof of Service	20

- iii -

SECTION I

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario) as amended or re-enacted from time to time and includes the regulations made pursuant thereto.

“board” means the board of directors of the Corporation.

“by-laws” means all by-laws of the Corporation.

“director” means a director of the Corporation.

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act (Ontario).

“number of directors” means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors.

1.2	Certain Rules of Interpretation

(a)	All terms used in the by-laws which are defined in the Act shall have the meanings given to such terms under the Act.

(b)	In all by-laws, the singular shall include the plural and the plural the singular words and words in one gender include all genders.

(c)	Headings used in the by-laws are for convenience of reference only and shall not affect the construction or interpretation of this by-law.

(d)

If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

SECTION II

DIRECTORS

2.1	Quorum

The quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors or such greater number of directors as the board may from time to time determined. If, however, the Corporation has fewer than three directors, all directors must be present at any meeting of the board to constitute a quorum.

2.2	Qualification

No person shall be qualified for election as a director if that person: (a) is less than 18 years of age; (b) has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) is not an individual; or (d) has the status of a bankrupt. A director need not be a shareholder. At least 25% of the directors shall be resident Canadians. However, if the Corporation has fewer than four directors, at least one director shall be a resident Canadian.

2.3	Election and Term

The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following election or appointment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.4	Removal of Directors

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

2.5	Vacation of Office

A director ceases to hold office when that director: (a) dies; (b) is removed from office by the shareholders; (c) ceases to be qualified for election as a director. A director who resigns ceases to hold office when that director’s written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later. Until the first meeting of shareholders, the resignation of a director named in the articles shall not be effective unless at the time the resignation is to become effective a successor has been elected or appointed.

2.6	Vacancies

(a)	Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except a vacancy resulting from:

(i)	an increase in the number of directors otherwise than in accordance with section 2.6(b), or in the maximum number of directors; or

(ii)	a failure to elect the number of directors required to be elected at any meeting of the shareholders.

(b)

Appointment of Directors to Annual Meeting. Where the directors are empowered to determine the number of directors the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

(c)

Election of Directors to Make Quorum. In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

2.7	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing in this by-law shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION III

MEETINGS OF DIRECTORS

3.1	Meetings by Telephone, Electronic or Other Communication Facility

If all the directors present at or participating in the meeting consent, any or all of the directors may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.2	Place of Meetings

Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board need not be held within Canada.

3.3	Calling of Meetings

Meetings of the board may be convened at any time by the president or any director upon notice given to all directors in accordance with section 3.4.

3.4	Notice of Meeting

Notice of the time and place of each meeting of the board shall be given in the manner provided in section 11.1 to each director: (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed; or (b) not less than 24 hours before the time the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication or as an electronic document. A notice of a meeting of directors need not specify the purpose of the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

3.5	Waiver of Notice

A director may in any manner and at any time waive notice of otherwise consent to a meeting of the board, including by sending an electronic document to that effect. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called.

3.6	First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.7	Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.8	Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the nature of the business to be transacted to be specified.

3.9	Chairman of Meetings of the Board

The chairman of any meeting of the board shall be a director and the Chairman of the Board, and if no such officer has been appointed the chairman shall be the Managing Director, and if neither of such offices have been appointed shall be the president or a vice-president or the secretary (in that order of seniority). If no such officers are present and willing to serve, the directors present shall choose one of their own to be chairman of such meeting of the board.

3.10	Votes to Govern

At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.11	One Director Meeting

Where the board consist of only one director, that director may constitute a meeting.

3.12	Resolution in Writing

A resolution in writing signed by all of the directors is as valid as if it had been passed at a meeting of the directors.

SECTION IV

COMMITTEES

4.1	Committee of Directors

The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise.

4.2	Audit Committee

If the Corporation is an offering corporation the board shall, and otherwise the board may, constitute an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates, and who shall hold office until the next annual meeting of shareholders. The audit committee shall have the powers and duties provided in the Act. The Corporation may apply to dispense with an audit committee and the Ontario Securities Commission may, if satisfied that the shareholders will not be prejudiced, permit the corporation to dispense with the audit committee on any reasonable conditions that the Ontario Securities Commission thinks fit.

4.3	Transaction of Business

The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

4.4	Procedure

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

SECTION V

OFFICERS

5.1	Appointment

The board may designate the offices of the Corporation and from time to time appoint a chairman of the board, managing director, president, one or more vice-presidents (to which title may be added words indicating seniority or function), a chief financial officer, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the chairman of the board and the managing director, an officer need not be a director.

5.2	Chairman of the Board

If appointed, the chairman of the board may be assigned by the board any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president and, subject to the provisions of the Act, such other powers and duties as the board may specify. The chairman of the board shall, when present, preside at all meetings of the board and shareholders. Subject to section 3.9 and section 7.9, during the absence or disability of the chairman of the board, the duties of the chairman of the board shall be performed, and the powers exercised, by the first mentioned of the following officers then in office: the managing director, the president or a vice-president (in order of seniority).

5.3	Managing Director

If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation. The managing director shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

5.4	President

If appointed, the president shall have general supervision of the business and affairs of the Corporation, subject to the direction and authority of the board, the chairman of the board and the managing director, and shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office. In the absence of the appointment of a managing director or the designation of the chairman of the board as such, the president shall be the chief executive officer of the Corporation. Otherwise, the president shall be the chief operating officer of the Corporation.

5.5	Vice-President

If appointed, the vice-president, or if more than one, the vice-presidents, in order of seniority as designated by the board, shall be vested with all the powers and perform all the duties of the president in the president’s absence, inability or refusal to act, except that a vice-president shall not preside at any meeting of the directors unless appointed to do so by the board. A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

5.6	Chief Financial Officer

The board may designate one of the officers of the Corporation as chief financial officer of the Corporation and may from time to time revoke any such designation and designate another officer of the Corporation as chief financial officer of the Corporation. If appointed, the chief financial officer may be assigned by the board or the chief executive officer any of the powers and duties that are by any provisions of this by-law assigned to the treasurer, and such other powers and duties as the board or the chief executive officer may specify.

5.7	Secretary

If appointed, the secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all such proceedings. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers and auditors. The secretary shall be the custodian of all books and records of the Corporation, except when some other officer or agent has been appointed for that purpose. The secretary shall have such other powers and duties as the board or the chief executive officer may specify.

5.8	Treasurer

If appointed, the treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. The treasurer shall render to the board whenever required an account of all transactions undertaken as treasurer and of the financial position of the Corporation and shall have such other powers and duties as the board or the chief executive officer may specify.

5.9	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.10	Variation of Powers and Duties

Subject to the provisions of the Act, the board or (except for those officers whose powers and duties are to be specified only by the board) the chief executive officer may from time to time vary, add to or limit the powers and duties of any officer.

5.11	Term of Office

The board, in its discretion may remove any officer of the Corporation without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until a successor is appointed, except that the term of office of the chairman of the board or managing director shall expire when the holder thereof ceases to be a director.

5.12	Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as the board may determine.

5.13	Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties in such form and with such surety as the board may from time to time prescribe.

SECTION VI

PROTECTION OF DIRECTORS AND OFFICERS

6.1	Limitation of Liability

No director or officer of the Corporation shall be liable for the acts or omissions of any other director, officer, employee or agent of the Corporation, or for any costs, charges or expenses of the Corporation resulting from any deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Corporation or any other director, officer, employee or agent of the Corporation, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Corporation, or for any other costs, charges or expenses of the Corporation occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person’s own wilful neglect, default or negligence. Nothing in this by-law, however, shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

6.2	Indemnity

(a)

Indemnification. The Corporation may indemnify and save harmless every director or officer, every former director or officer, and every individual who acts or acted at the Corporation’s request as a director or officer or an individual in a similar capacity of another entity, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding to which that individual is involved because of their association with the Corporation or other entity.

(b)

Advance of Costs. The Corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 6.2(a), but such individual shall be required to repay the money if the individual does not fulfil the conditions set out in section 6.2(c).

(c)

Limitation. The Corporation shall not indemnify an individual under section 6.2(a) unless that individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or as an individual in a similar capacity at the Corporation’s request.

(d)

Further Limitation. In addition to the conditions set out in section 6.2(c), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Corporation shall not indemnify the individual under section 6.2(a) unless that individual had reasonable grounds for believing that the conduct was lawful.

(e)

Derivative Action. The Corporation may, with the approval of a court, indemnify and save harmless any individual referred to in section 6.2(a), or advance moneys under section 6.2(b) in respect of any action by or on behalf of the Corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if that individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request.

(f)

Right to Indemnity. Despite section 6.2(a), an individual referred to in that section is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in section 6.2(a) if the individual seeking an indemnity,

(i)	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(ii)	fulfils the condition set out in section 6.2(c) and section 6.2(d).

6.3	Insurance

The Corporation may purchase and maintain such insurance for the benefit of an individual referred to in section 6.2(a) against any liability incurred by the individual in his or her capacity as a director or officer of the Corporation, or in his or her capacity as a director or officer, or a similar capacity of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

SECTION VII

MEETINGS OF SHAREHOLDERS

7.1	Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to section 7.3, at such place as the board, may from time to time determine for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2	Special Meetings

The board, the chairman of the board, the managing director, the president or the holders of not less than five percent (5%) of the issued shares of the Corporation that carry the right to vote at a meeting sought, shall have power to call a special meeting of shareholders at any time.

7.3	Place of Meetings

Meetings of shareholders shall be held at the place where the registered office of the Corporation is situate or, if the board shall so determine, at some other place within or outside of Ontario.

7.4	Meetings by Telephone, Electronic or Other Communication Facility

Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareholders of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

7.5	Notice of Meetings

Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in section 11.1 not less than 10 days (or such lesser number of days then required under the Act or any other applicable legislation, regulation or administrative policy), unless the Corporation is an offering corporation in which case not less than 21 days, or, in either case, not more than 50 days before the date of the meeting, to each director, to the auditor of the Corporation and to each shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting.

7.6	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than 10 days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7	Record Date for Notice

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.8	Meetings Without Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called.

7.9	Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and willing to serve: chairman of the board, managing director, president or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.11	Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two persons, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for a person so entitled, together holding or representing by proxy not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting. Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

7.12	Entitlement to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders every person who is named in the shareholders list prepared pursuant to section 7.6 shall be entitled to vote the shares shown thereon opposite the name of that person at the meeting to which the shareholder list relates.

7.13	Proxies

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy must be signed in writing or by electronic signature by the shareholder or an attorney who is authorized by a document that is signed in writing or by electronic signature or, if the shareholder is a body corporate, by an officer or attorney of the body corporate duly authorized, and shall otherwise conform with the requirements of the Act.

7.14	Time for Deposit of Proxies

The board may by resolution and specified in a notice calling a meeting of shareholders fix a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

7.17	Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded by electronic means or otherwise. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded by electronic means or otherwise, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman of the meeting or any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairman shall direct, which manner shall permit a shareholder or proxyholder participating in the meeting electronically to cast a ballot. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19	Adjournment

The chairman of the meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.20	Voting while Participating Electronically

Any person participating in a meeting of shareholders by electronic means as provided in section 7.4 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, partly or entirely by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

7.21	Resolution in Writing

A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

SECTION VIII

SECURITIES

8.1	Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by that holder’s attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.3.

8.2	Transfer Agents and Registrars

The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.3	Lien on Shares

The Corporation has a lien on any share or shares registered in the name of a shareholder or the legal representative of that shareholder for any debt of that shareholder to the Corporation.

8.4	Enforcement of Lien

The lien referred to in section 8.3 may be enforced by any means permitted by law and:

(a)	where the share or shares are redeemable pursuant to the articles of the Corporation, by redeeming such share or shares and applying the redemption price to the debt;

(b)	subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c)

by selling the share or shares to any third party whether or not such party is at arm’s length to the Corporation, and including, without limitation, any officer or director of the Corporation, for the best price which the directors consider to be obtainable for such share or shares; or

(d)	by refusing to register a transfer of such share or shares until the debt is paid.

8.5	Security Certificates

Every holder of securities of the Corporation shall be entitled, at that holder’s option, to a security certificate, or to a non-transferable written acknowledgement of the right to obtain a security certificate, stating the number and designation, class or series of securities held by that holder as shown on the securities register. Security certificates and acknowledgements of a security holder’s right to a security certificate, respectively, shall be in such form as the board shall from time to time approve. Any security certificate shall be signed in accordance with section 10.1 and need not be under the corporate seal. A security certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.6	Replacement of Security Certificates

The board, any officer or any agent designated by the board has the discretion to direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.7	Joint Shareholders

(a)

If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

(b)

Where a share is registered in the name of two or more persons as joint holders with rights of survivorship, upon satisfactory proof of the death of one joint holder and without the requirement of letters probate or letters of administration, the Corporation shall treat the surviving joint holder(s) as the sole owner(s) of the share effective as of the date of death of such joint holder and the Corporation shall make the appropriate entry in the securities register to reflect such ownership.

8.8	Representatives of Security Holders

Subject to section 8.7(b), the Corporation may treat a person referred to in (a), (b) or (c) below as a registered security holder entitled to exercise all of the rights of the security holder that the person represents, if that person furnishes evidence as required under the Act to the Corporation that the person is:

(a)	the executor, administrator, estate trustee, heir or legal representative of the heirs, of the estate of a deceased security holder;

(b)

a guardian, attorney under a continuing power of attorney with authority, guardian of property, committee, trustee, curator or tutor representing a registered security holder who is a minor, a person who is incapable of managing his or her property or a missing person; or

(c)	a liquidator of, or trustee in bankruptcy for, a registered security holder.

SECTION IX

DIVIDENDS AND RIGHTS

9.1	Dividends

Subject to the provisions of the Act, the board may from time to time by resolution declare, and the Corporation may pay, dividends to the shareholders according to their respective rights and interests in the Corporation.

Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

9.2	Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers, or one of them, to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of that holder, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3	Non-receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4	Record Date for Dividends and Rights

The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than 50 days the particular action to be taken. Notice of any such record date shall be given not less than seven days before such record date in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION X

GENERAL

10.1	Execution of Instruments

Contracts, documents and other instruments in writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time by resolution designate. In the absence of an express designation as to the persons authorized to sign either contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any one of the directors or officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the Corporation may be affixed to any contract, document or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

The phrase “contracts, documents and other instruments in writing” as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

10.2	Electronic Signatures

Any requirement under the Act or this by-law for a signature, or for a document to be executed, is satisfied by a signature or execution in electronic form if such is permitted by law and all requirements prescribed by law are met.

10.3	Voting Rights in other Corporations

All securities carrying voting rights of any other corporation held from time to time by the Corporation may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other corporation and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine.

SECTION XI

NOTICES

11.1	Method of Sending Notice

Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer or to the auditor shall be sufficiently sent if: (a) delivered personally to the person to whom it is to be sent; (b) delivered to the recorded address of that person or, if mailed to that person, delivered to the recorded address by prepaid mail; (c) sent to that person at the recorded address by any means of prepaid transmitted or recorded communication; or (d) provided as an electronic document to that person’s information system. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address. A notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing. A notice so sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities or information system and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. Notices sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been received on the business day on which such notices were sent, or on the next business day following if sent on a day other than a business day. The secretary may change or cause to be changed the recorded address, including any address to which electronic communications of any kind may be sent, of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable. The recorded address of a director shall be the latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

11.2	Notice by Electronic Communications

A notice or document required or permitted by the Act, the articles, the by-laws or otherwise may be s t by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario).

11.3	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders, but notice sent to one of such persons shall be sufficient notice to all of them.

11.4	Computation of Time

In computing the date when notice must be sent under any provision requiring a specified number of days notice of any meeting or other event, the date of sending the notice shall be included and the date of the meeting or other event shall be excluded, even if the reference is to “at least” or “not less than” a number of days.

11.5	Undelivered Notices

If any notice sent to a shareholder pursuant to section 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of a new address.

11.6	Omissions and Errors

The accidental omission to send any notice to any shareholder, director, officer or to the auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.7	Persons Entitled by Operation of Law

Every person who, by operation of law, transfer or by any other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom that person derives title to such share prior to the name and address of that person being entered on the securities register (whether such notice was given before or after the happening of the event upon which that person became so entitled) Prior to the name and address of any such person being entered on the securities register, such person shall furnish to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.8	Waiver of Notice

Any shareholder (or a duly appointed proxyholder), director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to that person under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario), except a waiver of notice of a meeting of shareholders or of the board, which may be given in any manner.

11.9	Execution of Notices

The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.10	Proof of Service

A certificate of any director or officer of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

DATED the 5th day of August, 2008.

Per:	“Stewart McCuaig”
Name: Stewart McCuaig
Title: V.P., General Counsel and
Corporate Secretary

By-law No. 2 Relating to the Advance Nominations of Directors of the Corporation

Section 1.1 Introduction.

The purpose of this by-law of ATS Automation Tooling Systems Inc. (the “Corporation”) is to provide shareholders, directors and management of the Corporation with guidance on the nomination of directors. This by-law is the framework by which the Corporation seeks to fix a deadline by which shareholders of the Corporation must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation for the notice to be in proper written form.

It is the belief of the Corporation and the Board (as defined herein) that this by-law is in the best interests of the Corporation. This by-law will be subject to periodic review and, subject to the Act (as defined herein), will reflect changes as required by securities regulatory or stock exchange requirements and, at the discretion of the Board of the Corporation, amendments necessary to meet evolving industry standards.

Section 1.2 Definitions.

As used in this by-law, the following terms have the following meanings:

“Act” means the Business Corporations Act (Ontario) as amended or re-enacted from time to time and includes the regulations made pursuant thereto.

“Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province of Canada.

“Board” means the Board of Directors of the Corporation.

“Corporation” means ATS Automation Tooling Systems Inc.

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning.

“public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com, or any system that is a replacement or successor thereto.

Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

Section 1.3 Nomination Procedures.

Subject only to the Act, Applicable Securities Laws and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this by-law shall be eligible for election as directors of the Corporation.

Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at a special meeting of shareholders if the election of directors is a matter specified in the notice of meeting:

(a)	by or at the direction of the Board, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of a shareholders meeting by one or more shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”) who:

i.

at the close of business on the date of the giving of the notice provided for below in this by-law and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

ii.	complies with the notice procedures set forth below in this by-law.

Section 1.4 Nominations for Election.

For the avoidance of doubt, the procedures set forth in this by-law shall be the exclusive means for any person to bring nominations for election to the Board before any annual or special meeting of shareholders of the Corporation.

Section 1.5 Timely Notice.

In addition to any other applicable requirements, for a nomination to be validly made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation in accordance with this by-law.

Section 1.6 Manner of Timely Notice.

To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting) – not later than the close of business on the 30th day prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the meeting (the “Notice Date”) was made by the Corporation, notice shall be made by the Nominating Shareholder not later than the close of business on the 10th day following the Notice Date; and

(b)

in the case of a special meeting of shareholders (which is not also an annual meeting of shareholders) called for the purpose of electing directors (whether or not also called for other purposes) – not later than the close of business on the 15th day following the Notice Date;

provided that, in either instance, if the notice-and-access provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer are used for delivery of proxy related materials in respect of a meeting described in Section 1.6(a) or (b) above, and the Notice Date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice by the nominating shareholder must be received not later than the close of business on the 40th day before the applicable meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the Notice Date, notice shall be made by the nominating shareholder not later than the close of business on the 10th day following the Notice Date, in the case of an annual meeting, and not later than the close of business on the 15th day following the Notice Date, in the case of a special meeting.

In the event of an adjournment or postponement of an annual meeting or special meeting of shareholders or an announcement thereof, a new time period shall commence for the giving of a timely notice under this Section 1.6.

Section 1.7 Proper Form of Notice.

To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be in writing and must set forth or be accompanied by, as applicable:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

i.	the name, age, business address and residential address of the Proposed Nominee;

ii.	the principal occupation, business or employment of the Proposed Nominee, both present and for the five years preceding the notice;

iii.	whether the Proposed Nominee is a resident Canadian within the meaning of the Act;

iv.

the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

v.

a description of any relationship, agreement, arrangement or understanding (including financial, compensatory or indemnity related or otherwise) between the Nominating Shareholder and the Proposed Nominee, or any Affiliates (as defined in the Act) or Associates (as defined in the Act) of, or any person or entity acting jointly or in concert with the Nominating Shareholder or the Proposed Nominee, in connection with the Proposed Nominee’s nomination and election as director;

vi.

whether the Proposed Nominee is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or its Affiliates or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Corporation and the interests of the Proposed Nominee; and

vii.

any other information relating to the Proposed Nominee that would be required to be disclosed in a dissident’s proxy circular in connection with the solicitation of proxies for election of directors pursuant to the Act or any Applicable Securities Laws;

(b)	as to each Nominating Shareholder:

i.	the name, business and, if applicable, residential address of such Nominating Shareholder;

ii.

the number of securities of each class of voting securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such Nominating Shareholder or any other person with whom such Nominating Shareholder is acting jointly or in concert (and for each such person any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) with respect to the Corporation or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

iii.

full particulars regarding any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such Nominating Shareholder, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board; and

iv.

any other information relating to such Nominating Shareholder that would be required to be disclosed in a dissident’s proxy circular in connection with the solicitation of proxies for election of directors pursuant to the Act or any Applicable Securities Laws; and

(c)	a written consent duly signed by each Proposed Nominee to being named as a nominee for election to the Board and to serve as a director of the Corporation, if elected.

Reference to “Nominating Shareholder” in this Section 1.7 shall be deemed to refer to each shareholder that nominates or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

The Corporation may also require any Proposed Nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director under Applicable Securities Laws and the rules of any stock exchange on which the securities of the Corporation are then listed for trading.

In addition to the provisions of this by-law, a Nominating Shareholder and any Proposed Nominee shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

Section 1.8 Currency of Notice.

All information to be provided in a Nominating Shareholder’s notice pursuant to this by-law shall be provided as of the date of such notice. To be considered timely and in proper form, a Nominating Shareholder’s notice shall be promptly updated and supplemented if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Section 1.9 Power of the Chair.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this by-law and, if any proposed nomination is not in compliance with this by-law, to declare that such defective nomination shall be disregarded

Section 1.10 Delivery of Notice.

Notwithstanding any other provision of this by-law, notice given to the Corporate Secretary of the Corporation pursuant to this by-law may only be given by personal delivery, email (at such email address as may be stipulated from time to time by the Corporate Secretary of the Corporation for purposes of this notice) or facsimile transmission, and shall be deemed to have been given and made only at the time it is served by personal delivery or sent by email (at the aforesaid email) or facsimile transmission (provided that receipt of the confirmation of such transmission has been received) to the Corporate Secretary of the Corporation, at the address of the principal executive offices of the Corporation, provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Section 1.11 Board of Directors Discretion.

Notwithstanding any of the foregoing, the Board may, in its sole discretion, waive any requirement in this by-law.

Section 1.12 Effective Date.

This by-law was adopted by the Board on June 15, 2021 and shall become effective upon confirmation by the shareholders of the Corporation.

This by-law was confirmed by the shareholders of the Corporation on the 12th day of August, 2021.

BY-LAW NO. 3

A By-Law amending By-Law No. 1 of the Corporation

ATS CORPORATION

(the “Corporation”)

SECTION 1.1 – INTRODUCTION.

The purpose of this By-Law No. 3 of the Corporation (“By-Law No. 3”) is to amend By-Law No. 1 of the Corporation (“By-Law No. 1”) to remove the Canadian residency requirement of directors contained in Section 2.2 of By-Law No. 1 as it is no longer a requirement under the Business Corporations Act (Ontario). The Corporation and the board of directors of the Corporation (the “Board”) believe it is in the best interest of the Corporation to make such amendment.

SECTION 1.2 – AMENDMENT.

By-Law No. 1 is hereby amended as follows:

A)	Section 2.2 of By-law No. 1 is hereby deleted in its entirety and replaced with the following:

“No person shall be qualified for election as a director if that person: (a) is less than 18 years of age; (b) has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) is not an individual; or (d) has the status of a bankrupt. A director need not be a shareholder.”

SECTION 1.3 – INTERPRETATION.

All references to “ATS Automation Tooling Systems Inc.” and the “Corporation” in By-Law No. 1 and By-Law No. 2 of the Corporation shall mean ATS Corporation.

SECTION 1.4 – EFFECTIVE DATE.

This By-Law No. 3 was adopted by the Board on March 1, 2023 and shall become effective upon such date until the confirmation or rejection by the shareholders of the Corporation. If this By-Law No. 3 is confirmed by the shareholders of the Corporation, it shall continue in effect in the form in which it was so confirmed.